Exhibit 3.207

BYLAWS

OF

NATIONAL HEALTHCARE OF LEESVILLE, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office shall be in the City of Wilmington, State of Delaware.

Section 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of Stockholders of the corporation shall be held within ninety (90) days of the fiscal year end of the corporation, as selected by the Board of Directors, or on such other date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the Stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Special meetings of the Stockholders for any purpose whatsoever may be called at any time by the President, the Board of Directors, or the holders of not less than ten percent of all stock entitled to vote at such meeting.

Section 2.3 Place of Meetings. All meetings of Stockholders for any purpose or purposes may be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.4 Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail.

Section 2.5 Quorum of Stockholders. The holders of a majority of the stock issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the Stockholders.

Section 2.6 Voting of Stock. Except as otherwise provided by statute or the certificate of incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the Stockholders to one vote for every share of such stock standing in his or her name on the record books of Stockholders of the corporation on the date on which such notice of the meeting is mailed, unless some other day is fixed by the Board of Directors for the determination of Stockholders of record.

Section 2.7 Voting List. The officer who has charge of the stock transfer books for stock of the corporation shall prepare at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each Stockholder and the number of voting shares of stock held by each Stockholder. For a period of ten days prior to such meeting, such list shall be kept open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. Such list shall be produced at such meeting and at all times during such meeting shall be subject to inspection by any Stockholder. The original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or stock transfer books.

Section 2.8 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares of stock shall not be counted for quorum purposes.

Section 2.9 Consent of Stockholders in Lieu of Meeting. Stockholder action may be taken by a consent in writing, setting forth the action so taken, signed by the holders of stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting, provided that prompt notice must be given to all Stockholders who have not so consented.

ARTICLE III

DIRECTORS

Section 3.1 Powers of Directors. The business and affairs of the corporation shall be managed by its Board of Directors which shall have and may exercise all such powers of the corporation, subject to the restrictions imposed by law, the certificate of incorporation, or these bylaws.

Section 3.2 Number and Qualification. The number of members that shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the Stockholders at any meeting thereof. Directors need not be residents of Delaware or Stockholders of the corporation.

Section 3.3 Election and Term of Office. The Directors shall be elected annually by the Stockholders, except as provided in Section 3.4 of these bylaws. Each Director shall hold office until the next succeeding annual meeting of Stockholders and until his or her successor shall have been elected or until his or her earlier death, resignation, or removal. The Board of Directors may, by resolution, appoint one of its members as chairman to preside over meetings of the Board of Directors. The position of chairman of the Board of Directors shall not be an office of the corporation.

Section 3.4 Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal may be filled by affirmative vote of a majority of the remaining Directors, although less than a quorum of the Board of Directors. Such vacancy may also be filled by affirmative vote of the majority of the Stockholders. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or until his or her death, resignation, retirement, disqualification, or removal.

Section 3.5 Resignation of Directors. Any Director may resign from office at any time by delivering a written resignation to the Secretary of the corporation, and such resignation shall be effective upon delivery of such resignation to the Secretary.

Section 3.6 Removal of Directors. Any Director may be removed with or without cause at any time by the Stockholders.

Section 3.7 Place of Meetings. Regular or special meetings of the Board of Directors may be held either within or without the State of Delaware.

Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be designated from time to time as may be determined by the Board of Directors.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the President or any Director on twenty-four (24) hours notice to each Director, either personally or by telephone, mail, telegram or other means of telecommunications. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

Section 3.10 Quorum of Directors. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be an act of the Board of Directors. If a quorum is not present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 3.11 Committees. The Board of Directors may, by resolution passed by a majority of the entire board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the Directors of the corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the Stockholders a dissolution of the corporation or a revocation of a dissolution of the corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the corporation and, unless such resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

Section 3.12 Compensation of Directors. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as Directors and as members of committees of the Board of Directors. The Board of Directors shall also have power in its discretion to provide for and to pay to Directors rendering services to the corporation not ordinarily rendered by Directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all of the members of the Board of Directors or such committee, as the case may be.

Section 3.14 Minutes of Meetings. The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the corporation. Committees of the Board of Directors shall maintain a separate record of the minutes of their proceedings.

ARTICLE IV

NOTICES AND TELEPHONE MEETINGS

Section 4.1 Notice. Any notice to Directors or Stockholders shall be in writing and shall be delivered personally or by mail, telegram, telex, cable, telecopier or similar means to the Directors or Stockholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

Section 4.2 Waiver of Notice. Whenever by law, the certificate of incorporation, or these bylaws, notice is required to be given to any Stockholder, Director, or committee member of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.3 Telephone and Similar Meetings. Stockholders, Directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 5.1 Officers. The corporation shall have a President and a Secretary and such other officers and assistant officers as the board may deem desirable to conduct the affairs of the corporation. Any two or more offices may be held by the same person. No officer need be a Stockholder or a Director.

Section 5.2 Powers and Duties of Officers. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

Section 5.3 Removal and Resignation. Any officer appointed by the Board of Directors may be removed by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the corporation will be served thereby. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at a later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.4 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected or appointed, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

Section 5.5 Compensation. The salaries of all officers of the corporation shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the Board of Directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he or she is also a Director of the corporation.

ARTICLE VI

CERTIFICATES AND STOCKHOLDERS

Section 6.1 Certificates for Stock. The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law and the certificate of incorporation. Every certificate for shares of stock issued by the corporation must be signed by the President or a Vice President and the Secretary or an Assistant Secretary under the seal of the corporation. Any or all of the signatures on the face of the certificate may be facsimile. Such certificates shall bear a legend or legends in the form and containing the restrictions to be stated thereon by the Delaware General Corporation Law, other provisions of law, the certificate of incorporation or these bylaws. Certificates shall be consecutively numbered and shall be entered as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares of stock, the par value of such shares of stock, and such other matters as may be required by law, the certificate of incorporation or these bylaws.

Section 6.2 Lost. Stolen, or Destroyed Certificates. The Board of Directors or the President of the corporation may direct a new certificate or certificates representing shares of stock to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. When authorizing such issue of a new certificate the Board of Directors or the President may require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it or he or she shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3 Transfer of Stock. Shares of stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by the holder’s duly authorized attorneys or legal representatives. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 6.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Dividends. Dividends upon the outstanding shares of stock of the corporation, subject to the provisions of the applicable statutes and of the certificate of incorporation, may be declared by the Board of Directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of stock of the corporation, or in any combination thereof.

Section 7.2 Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Signature of Negotiable Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors it shall be the calendar year.

Section 7.5 Books of the Corporation. The books of the corporation may be kept, subject to the provisions of the applicable statutes, within or outside of the State of Delaware, at such place or places as may from time to time be designated by the Board of Directors or as the business of the corporation may require.

Section 7.6 Seal. The seal, if any, of the corporation shall be in such form as may be approved from time to time by the Board of Directors. If the Board of Directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the corporation.

Section 7.7 Securities of Other Corporations. Unless otherwise ordered by the Board of Directors, the President or the Secretary of the corporation shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of Stockholders of such other corporation in which the corporation may hold stock. The Board of Directors may confer like powers upon any other person or persons.

Section 7.8 Fixed Record Date. In order that the corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty 60 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 7.9 Amendment. The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the Board of Directors.

Section 7.10 Right to Indemnification.

(A) Each person (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she was a Director, officer or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust of other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue with respect to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

(B) If a claim under paragraph (A) of this section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(C) The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, by agreement, by vote of Stockholders or by disinterested Directors or otherwise.

(D) The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.11 Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 7.12 Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

Dated this 6th day of October, 1994.

NATIONAL HEALTHCARE OF LEESVILLE, INC.

A Delaware Corporation

AMENDED AND RESTATED BYLAWS

DEFINITIONS

“Administration” shall mean the administrative management of Byrd Regional Hospital, including the Managing Director.

“Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

“Board of Trustees” shall mean the board established by the Board of Directors to assist with community relations and serve as advisors to the Hospital Administration.

“Corporation” shall mean National Healthcare of Leesville, Inc., a Delaware corporation, and a subsidiary of Hallmark Healthcare Corporation.

“Director” or “Directors” shall mean the members of the Board of Directors of the Corporation.

“Executive Committee” shall mean the Executive Committee appointed by the Board of Directors which Executive Committee shall have the authority, responsibility and duties delegated and assigned to it pursuant to Articles VI and VII.

“Hospital” shall mean Byrd Regional Hospital, located in Leesville, Louisiana, and all healthcare systems related thereto.

“Managing Director” shall mean the President and Chief Executive Officer of the Corporation.

“Medical Staff” shall mean the formal organization of (a) all licensed physicians and dentists who are privileged to attend patients in the Hospital and who are members of the Medical Staff, and (b) other licensed healthcare professionals, if and to the extent the Medical Staff Bylaws, in the form approved by the Executive Committee, provide for Medical Staff membership or privileges for such other licensed healthcare professionals.

“Medical Staff Bylaws” shall mean the Bylaws and Rules and Regulations of the Medical Staff as from time to time approved by the Executive Committee as set forth in Article VII.

“State” shall mean the State of Louisiana.

ARTICLE I

OFFICES

Section 1.1. Principal Place of Business. The principal business office of the Corporation shall be located in Leesville, Louisiana.

Section 1.2. Other Places of Business. The corporation may also have offices at such other places, both within and without the State, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.3. Registered Office and Agent. The registered office of the Corporation shall be in Leesville, Vernon Parish, Louisiana. The Managing Director shall serve as the Corporation’s registered agent for service of process unless the Board designates some other person as registered agent.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. Place of Shareholder Meetings. All meetings of the shareholders for the election of Directors or for any other purpose shall be held at such place and at such time, either within or without the State, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or a waiver.

Section 2.2. Annual Meeting. The annual meeting of shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the annual meeting. At such annual meeting, the shareholders shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Notice of Annual Meetings. Written notice of a meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of such meeting. Notice of a special meeting shall state the purpose or purposes.

Section 2.4. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2.5. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, and shall be called by the president or secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of shareholders owning a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Notice as Limitation on Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.7. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, whether present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares issued and outstanding having voting power, whether present in person or represented by proxy, shall decide any question properly brought before such meeting, unless the question is one upon which, by statute or the articles of incorporation, a different vote is required.

Section 2.9. Voting Rights. Unless otherwise provided in the articles of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote, whether attending in person or represented by proxy, for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after eleven months from its date.

Section 2.10. Consent. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 2.11. Presiding Officer. The president, or in his absence, a vice president, shall serve as the chairman of every shareholders’ meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems necessary to assist with the meeting.

ARTICLE III

DIRECTORS

Section 3.1. Purpose and Responsibilities. The objective of the Corporation is to maintain a facility providing patient care and services meeting prevailing community standards, applicable federal, state, and local regulations and statutes, and the standards of selected voluntary accreditation organizations. The Board shall have the overall responsibility for the planning, control, and management of the affairs of the Hospital and establishment of a systematic and effective mechanism for communication and accountability between the Board, the Medical Staff, Administration, and committees of each. The Board shall have sole authority in reference to: amending, altering, or repealing these bylaws; electing, appointing, or removing any member of any Board committee and any Director; and altering or repealing any Board resolution establishing Board committees. Notwithstanding the foregoing, the Board shall otherwise have the power to delegate any other of its functions to committees of the Board, as provided in Section 3.12.

Section 3.2. Number, Qualifications and Term. The number of Directors which shall constitute the whole Board shall not be less than one or more than nine. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.3, and each Director elected shall hold office (except upon death, disability, resignation or removal) until his successor is elected and qualified. Directors need not be shareholders. A Director shall be selected based on his experience in healthcare management, status as a healthcare professional, record of community service or general business experience. Membership on the Medical Staff shall not be a bar to service as a Director.

Section 3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Director or Directors so chosen shall hold office until the next annual election and until their successors are duly selected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3.4. Meeting Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State.

Section 3.5. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, or as shall be specified in a notice given as provided for special meetings of the Board of Directors.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held on the second Friday in January, March, June, and October of each year, and if a legal holiday, then on the business day following the second Friday in each such month, at 1:00 P.M., local time, or at such other dates and times as shall be designated by the Board of Directors.

Section 3.7. Special Meetings. Special meetings of the Board may be called by the president upon two days’ notice to each Director; such notice shall be delivered personally by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two Directors unless the board consists of only one Director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole Director.

Section 3.8. Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Consent. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.10. Attendance at a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11 Secretary; Minutes of Meetings. At each meeting of the Board of Directors, the Directors then present shall elect one Director or other person to act as secretary for the meeting. The secretary shall keep written minutes of the meeting, which shall be kept with other corporate records and shall be available for review by all members of the Board of Directors.

Section 3.12. Board Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of a) at least one or more of the Directors of the Corporation, along with b) any other persons who may be appointed by the Board and who agree to serve on such Board committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; provided, however, that no such committee shall have the power or authority to take any action denied to committees by statute; and provided that no such committee shall have the authority of the Board in reference to: amending, altering, or repealing these bylaws; electing, appointing, or removing any member of any such committee and/or any Director; altering or repealing any resolution of the Board which by its expressed terms provides that it shall not be amended, altered or repealed by such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.13. Committee Minutes and Reports. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 3.14. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Board committees may be allowed like compensation for attending committee meetings.

Section 3.15. Removal. Unless otherwise restricted by the articles of incorporation, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of shares outstanding entitled to vote at an election of Directors.

ARTICLE IV

NOTICES

Section 4.1. Delivery. Whenever, by statute or the articles of incorporation or of these bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at such Director’s or shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram, telex, telecopy or overnight express; and such notice shall be deemed given when sent.

Section 4.2. Waiver. Whenever any notice is required by statute or the articles of incorporation or of these bylaws, a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a Director or shareholder at a meeting shall constitute waiver of notice of such meeting, except where a shareholder or Director attends a meeting for the express purpose of objecting to the transaction of business because notice was not proper.

ARTICLE V

OFFICERS

Section 5.1. Number. The officers of the Corporation shall consist of the appointed president, one or more vice-presidents, a secretary, one or more assistant secretaries, and a treasurer. The Board of Directors may also choose additional vice-presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person, unless the articles of incorporation or these bylaws provide otherwise.

Section 5.2. Election, Term. Removal and Vacancies. The Board of Directors at its first meeting after each annual meeting of shareholders shall appoint a president and shall elect one or more vice-presidents, a secretary, one or more assistant secretaries, a treasurer, and one or more assistant treasurers. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.3. President. The Managing Director of the Hospital shall be the president and chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may execute any deed, bonds, mortgages or other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He or she shall be qualified for the responsibilities of the position through education and experience in hospital administration, and a performance review shall be performed by the Board at least annually.

In addition to the foregoing, he or she shall be responsible for the following:

a) Ensuring that all policies and procedures which are required by law or regulation or otherwise are implemented at the Hospital;

b) Ensuring that the Hospital complies in all material respects with all applicable law and regulations, and for ensuring that appropriate action is taken on any and all reports and recommendations of authorized planning, regulatory, and inspecting agencies, including but not limited to those of the state hospital licensure agency and of the Joint Commission on Accreditation of Healthcare Organizations;

c) Serving as the liaison officer and channel of communications for all official communications among the Board, any of its committees, the Medical Staff, and all departments of the Hospital;

d) Organizing the administrative functions of the Hospital through appropriate departmentalization and delegation of duties and establishing a system of authorization, recordkeeping, and internal controls;

e) Maintaining responsibility for the recruitment and employment of qualified and appropriately licensed and/or certified personnel to staff the various departments of the Hospital and the preparation and distribution to all employees of written personnel policies and job descriptions that adequately support sound patient care, including a standard for content of accurate and complete personnel records;

f) Maintaining responsibility for the development and enforcement of written policies and procedures governing visitors to all areas of the Hospital;

g) Maintaining responsibility for carrying out all policies established by the Board or Executive committee; assuring that patients are only admitted to the Hospital by members of the Medical Staff and that each patient’s general medical condition is the primary responsibility of a physician member of the Medical Staff;

h) Assuring that the Medical Staff and all those concerned with the rendering of professional services deliver quality health care to every patient and that there is a Hospital-wide quality assessment and improvement program encompassing Medical Staff and all departmental activities;

i) Informing the chief of the Medical Staff and the Board of material failures by a member of the Medical Staff to conform with established material Hospital policies regarding administrative matters, professional standards or the timely preparation and completion of each patient’s clinical record;

j) Preparation of the annual operating and capital budgets showing the expected receipts and expenditures for approval by the Board;

k) Supervision of all business affairs, including assuring that all funds are properly collected and expended;

l) Regular submission to the Board or its committees of periodic reports showing the professional service and financial activities of the Hospital and such special reports as may be required, from time to time, by the Board or its committees;

m) Assurance that the function of institutional planning is carried out in cooperation with the Medical Staff, nursing department and other departments;

n) Attendance at all Board committee meetings as an ex officio member unless he or she is a regular member of such committee; and

o) Performance of any other duty that may be necessary or in the best interest of the Hospital.

Section 5.4. Vice-Presidents. In the absence of the president, or in the event of his or her inability or refusal to act, the vice-president or, in the event there be more than one vice-president, the vice-presidents in the order determined by the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-president (s) shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.5. Secretary and Assistant Secretary. The secretary shall attend all meetings of the shareholders and record or cause to be recorded all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Board committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by such secretary’s or assistant secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing thereof by such officer’s signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or if there is no such determination, then in the order of their election, shall, in the absence of the secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.6. Treasurer and Assistant Treasurer. The Treasurer may be the controller of the Hospital or such other person as may be elected by the Board. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the treasurer shall give the Corporation a bond, which shall be renewed every six years, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VI

EXECUTIVE COMMITTEE

Section 6.1. Executive Committee. There shall be an Executive Committee appointed by the Board of Directors which shall have the authority, responsibility and duties delegated and assigned to it pursuant to Articles VI and VII. Such Executive Committee shall consist of the Managing Director of the Hospital, one or more officers or Directors of the Corporation, the chief of staff, the immediate past chief of staff, the medical director, if any, and such other members as the Board, by majority vote, may appoint. The Board shall fill all vacancies on the Executive Committee. All Executive committee members shall serve at the Board’s pleasure. The Executive Committee shall meet at the Hospital or at such other place as may be approved by a majority of the Committee members. The president or vice-president of the Corporation may call special meetings of the Executive Committee, and meetings shall be held not less often than quarterly. Regular minutes are to be kept and reported to the Board.

Section 6.2. Statement of Responsibility and Authority. The Board hereby expressly delegates the following responsibility and authority to the Executive Committee:

6.2.1. Standards. Assurance that the Hospital provides care in accordance with accepted medical, ethical and professional standards.

6.2.2. Patient Care. Ensuring that all patients served by the Hospital receive care in accordance with such standards.

6.2.3. Medical Staff/Administrative Staff Interaction. Providing a means for the Medical Staff and Administration to discuss and resolve medical-administrative problems.

6.2.4. Hospital Operations. Acting in an advisory capacity in the overall operation of the Hospital.

6.2.5. Compliance with Regulations. Working with the Managing Director to assure that all applicable federal, state and local laws and regulations are met in all material respects.

6.2.6. Bylaws. Recommending bylaw amendments to the Board, providing rules, regulations, policies and procedures necessary for the implementation of the above objectives, subject to ratification and approval by the Board, and which are in accordance with guidelines promulgated by the Joint Commission on Accreditation of Healthcare Organizations.

ARTICLE VII

EXECUTIVE COMMITTEE DUTIES

Section 7.1. Executive Committee Duties. In fulfilling the overall responsibility and authority delegated to it by the Board pursuant to Section 6.2, the Executive Committee shall perform the specific duties provided in Article VII.

Section 7.2. Responsibility for Medical Staff Matters. The Executive Committee shall have full responsibility for matters relating to the Medical Staff of the Hospital, in accordance with the following:

7.2.1. ORGANIZATION AND AUTHORITY. Only physicians and those non-physician practitioners (as such terms are defined in the Medical Staff Bylaws) who have been approved by the Executive Committee for Medical Staff membership and clinical privileges in the Hospital, may be directly responsible for a patient’s admission, care, diagnosis and treatment in or at the Hospital. There shall be prompt medical evaluation of each patient at the time of admission by a physician member of the Medical Staff. An admission history and physical exam shall be performed by a physician or, if he or she has been granted the privilege, an oral surgeon may perform an admission history and physical exam on patients without medical problems. If a history and physical exam is performed by other professional personnel (as defined) the findings, conclusions and assessment of risk must be confirmed by or endorsed via a signature in the medical record of a qualified physician or oral surgeon member of the Medical Staff. All physicians and non-physician practitioners who are granted clinical privileges shall agree to provide continuous care for their patients. In the exercise of its responsibility for the conduct of the Hospital, the Executive Committee shall require that physicians and non-physician practitioners granted Medical Staff membership and/or clinical privileges in the Hospital be organized into a Medical Staff governed in accordance with these bylaws and Medical Staff Bylaws adopted and approved in accordance with Section 7.2.4. The Executive Committee shall have the right to rescind any assignment, referral or delegation of authority made by it to the Medical Staff or any of its committees.

7.2.2. MEDICAL STAFF MEMBERSHIP AND CLINICAL PRIVILEGES.

(a) Applications. In conformance with the approved Medical Staff Bylaws, all applications for appointment to the Medical Staff and/or the granting of clinical privileges at the Hospital shall be in writing, signed by the applicant, and submitted on a form approved by the Executive Committee.

(b) Term. The term of any appointment or reappointment to the Medical Staff, or of clinical privileges, shall be for two years, however, all privileges shall remain in effect until the then next quarterly meeting of the Executive Committee.

(c) Action by the Executive Committee. Final action on all matters relating to staff status, clinical privileges and corrective action shall be taken by the Executive Committee. The Executive Committee shall and does hereby delegate to the Medical Staff the responsibility and authority to investigate and evaluate all matters relating to staff status (including appointment and reappointment), clinical privileges and corrective action.

(d) Action by the Medical Staff. The Medical Staff, or if an executive committee of the Medical Staff is established, the executive committee of the Medical Staff,

shall make specific, written recommendations to the Executive Committee of the Board concerning each individual practitioner’s appointment or reappointment to the Medical Staff, and/or clinical privileges granted, his or her assignment to a department (if established) and/or to a Medical Staff category and other modifications and/or corrective action to be taken with respect to any of the foregoing. Such recommendations shall be supported and accompanied by objective, documented evidence upon which the Executive Committee can render an informed decision.

(e) Disagreement Between Medical Staff and Executive Committee. When the Executive Committee does not concur with a Medical Staff recommendation relative to Medical Staff appointment, reappointment or termination of appointment or the granting or curtailment of clinical privileges, the recommendation shall be reviewed by a joint committee of the Executive Committee and the Medical Staff. Such committee shall meet and make a recommendation relative to the matter to the Executive Committee prior to the next meeting of the Executive Committee. The Executive Committee will consider the recommendation of the joint committee and will reach a final decision.

(f) Failure of Medical Staff to Act. The Executive Committee shall act in any event if the Medical Staff fails to adopt a recommendation with respect to Medical Staff appointment, reappointment or termination of appointment or the granting or curtailment of clinical privileges within the time periods required by the Medical Staff Bylaws. Such Executive Committee action without a Medical Staff recommendation shall be based on the same kind of documented investigation and evaluation as is required for Medical Staff recommendations.

(g) Notice of Final Decision. In all situations, the Managing Director shall send notice of the Executive Committee’s decision pertaining to Medical Staff membership and privileges to the chief of the Medical Staff, the chief of the department/service concerned (if there be one) and by certified mail return receipt requested to the applicant within five days subsequent to the final decision of the Executive Committee.

(h) Hearing Procedure. The Executive Committee shall and does hereby require that any action taken by the executive committee of the Medical Staff, the Medical Staff, or by the Executive Committee of the Board, the effect of which is to deny, revoke, suspend or reduce a professional’s staff category, admitting prerogatives or clinical privileges shall, except under circumstances for which specific provisions to the contrary is made in the Medical Staff Bylaws, be accomplished in accordance with a hearing procedure. Such procedure shall be an integral part of the Medical Staff Bylaws and shall provide for procedures to afford reasonable opportunity for the presentation of pertinent information.

7.2.3. APPOINTMENT, REAPPOINTMENT AND PRIVILEGES. The Medical Staff, or if an executive committee of the Medical Staff is established, the executive committee of the Medical Staff shall make specific, written recommendations to the Executive Committee of the Board concerning each individual practitioner’s appointment or reappointment to the Medical Staff, and/or clinical privileges granted, his or her assignment to a department (if established) and/or to a Medical Staff category and any modifications in or other corrective action to be taken with respect to any of the foregoing. Such recommendations shall be supported and accompanied by objective, documented evidence upon which the Executive Committee can render an informed and justifiable decision.

7.2.4. MEDICAL STAFF BYLAWS AND RULES. There shall be Medical Staff Bylaws and rules establishing a framework for self governance of Medical Staff activities and accountability to the Executive Committee. The Medical Staff shall adopt Medical Staff Bylaws and rules which shall become effective when approved by the Executive Committee. The Executive Committee shall give careful consideration and due weight to the recommendations of the Medical Staff before adopting, amending or repealing the Medical Staff Bylaws or rules. No provision in the Medical Staff Bylaws or rules shall be valid if it is inconsistent with these bylaws as in effect from time to time.

7.2.5. MEDICAL STAFF COMMITTEE MEETING. When a majority of the Medical Staff formally objects to any act or omission of the Executive Committee, the Medical Staff shall be entitled to a meeting with the Executive Committee in accordance with procedures established by the Executive Committee, and such procedures shall afford a reasonable amount of time for the meeting so that pertinent data on the matter can be presented.

7.2.6. MEDICAL-ADMINISTRATIVE PHYSICIANS. Physicians contracted by the Hospital whose duties are administrative in nature, with no clinical duties, are subject to the regular personnel policies of the Hospital and need not be members of the Medical Staff. Physicians contracted by the Hospital whose duties are administrative in nature but which also include clinical responsibilities or functions involving their professional capability as physicians must apply for and be granted Medical Staff membership and clinical privileges pursuant to the procedures set forth in these bylaws and the Medical Staff Bylaws. Upon termination of such contract for whatever reason, such physician shall not be afforded a hearing or appeal rights, and the continued Medical Staff membership and clinical privileges thereof shall terminate concurrent with such termination of the contract.

7.2.7. OTHER PROFESSIONAL PERSONNEL. The Medical Staff shall delineate in the Medical Staff Bylaws the qualifications, status, scope of activities and responsibilities of certain other professional personnel who require processing through Medical Staff channels. Subject to the overall supervision and authority of the Executive Committee, the Medical Staff and the other professional staffs of the Hospital shall have the responsibility and are required to effectively delineate, either separately or jointly, clinical privileges for each individual practitioner whether he or she is or is not a member of the Medical Staff, and the scope of activities and responsibilities of each person identified as other professional personnel, consistent with the individual’s professional and ethical qualifications and demonstrated competence and with consideration of that person’s mental and physical capabilities. The length of appointment and reappointment for such other professional personnel shall be consistent with that of Medical Staff members.

7.2.8. CHIEF OF STAFF; DEPARTMENT CHAIRS. After considering the advice and recommendation of the Medical Staff, the Executive Committee shall approve the election by the Medical Staff of a chief of staff for the Hospital to serve at the pleasure of the Executive Committee and until a successor is elected and duly qualified. He or she shall serve as the chief medical officer of the Hospital and as a member of the Board of Trustees pursuant to Article VIII. In like manner, the Executive Committee shall approve department chairs, if any.

Section 7.3. Quality Assessment and Improvement. The Executive Committee shall have responsibility for implementing and maintaining appropriate quality assessment and improvement activities for the Hospital, as follows:

7.3.1. QUALITY ASSESSMENT AND IMPROVEMENT PLAN. The Executive Committee shall, upon the recommendation of the Medical Staff and other professional staffs, adopt, support and annually review a comprehensive quality assessment and improvement plan deemed necessary to enhance patient care through the ongoing, objective assessment of important aspects of patient care and services and the correction of problems. The quality assessment and improvement plan shall include, but shall not be limited to, activities relating to infection control, utilization review, and the review of accidents, injuries, patient safety, and safety hazards. The Executive Committee, through the Managing Director, shall provide the necessary administrative assistance and support to facilitate the implementation and regular conduct of quality assessment and improvement activities.

7.3.2. DOCUMENTATION AND ACCOUNTABILITY. The Executive Committee shall require that the Medical Staff and other professional staffs objectively and fully document the conduct and results of the measures outlined in Section 7.3.1; that they report to the Executive Committee, as requested, on specific findings of quality studies, action taken thereon and the results of such action; and that they make appropriate recommendations, based on such findings, to the Executive Committee concerning actions directed to the maintenance and improvement of the quality, quantity, safety and cost effectiveness of care provided in the Hospital. All such recommendations shall be in writing and supported and accompanied by objective, documented evidence upon which the Executive Committee can render an informed and justifiable decision.

7.3.3. RISK MANAGEMENT. The Hospital shall adopt a risk management system that is separate from, but related to, the quality assessment and improvement plan.

Section 7.4. Continuing Education and Annual Evaluation. The Executive Committee will annually identify continuing education goals for the Executive Committee to be accomplished during the succeeding twelve months. The Executive Committee shall evaluate its performance on an ongoing basis by review of minutes of its meetings during the preceding year to ascertain that the approved Board, Executive Committee, Hospital Administration, and Medical Staff Bylaws or rules are adhered to by appropriate documentation that:

7.4.1. The proper credentialing process, criteria-based and applied equally to all, has been followed in making recommendations to the Executive Committee for the granting of Medical Staff membership and/or requests for clinical privileges, ensuring the same level of quality patient care by all individuals with similar clinical privileges;

7.4.2. Reports have been received on the on-going monitoring and evaluation of the performance of the Medical Staff, independent practitioners, and Hospital departments/services, along with actions taken in resolving problems identified;

7.4.3. All material required for annual review and evaluation, as well as other information requested or attached as a check list, has been received and considered;

7.4.4. Timely action, defined in these bylaws and the Medical Staff Bylaws, has been taken on matters such as requests for fair hearing, appellate review, or termination of privileges;

7.4.5. Periodic review of institutional management has been conducted;

7.4.6. Adherence to institutional planning procedures has been maintained;

7.4.7. Consideration has been given to community relations;

7.4.8. Licensure and accreditation, as well as the Executive Committee’s own standards, have been met by way of the above mentioned evaluation procedures.

Section 7.5. Planning. The responsibilities of the Executive Committee for planning shall consist of the following:

7.5.1. Provide information to the Board on changes and trends in the healthcare field and in the community that may influence the growth and development of the Hospital.

7.5.2. Assist in the preparation and modification of a long-range and short-range plan to assure that the Hospital program is attuned to meeting the health needs of the community served by the Hospital and the purposes of the Corporation.

Section 7.6. Finance. The duties of the Executive Committee in the area of finance shall be the following:

7.6.1. Determine the financial feasibility of .projects, acts and undertakings referred to it by the Board.

7.6.2. Review the capital and annual operating budgets of the Hospital.

ARTICLE VIII

BOARD OF TRUSTEES

Section 8.1. Establishment of Board of Trustees. The Board of Directors may authorize the formation of an advisory board to be known as the Board of Trustees. If established, the Trustees shall be chosen and serve in the manner provided in Sections 8.2 through 8.6 herein.

Section 8.2. Election, Composition and Purpose. The Board of Trustees shall include the chief of staff and the immediate predecessor thereto, the director of nursing, the Managing Director and controller and three or more lay individuals who have offered their expertise and professional services to the Hospital. Each member of the Board of Trustees shall be approved, or reapproved, by the Board of Directors either a) at the next regularly scheduled or special meeting following the appointment or reappointment of the Trustee(s), or b) by written unanimous consent of the Board of Directors prior to such meeting. The lay individuals selected to serve on the Board of Trustees shall be selected from among the leaders of the community served by the Hospital. The Board of Trustees shall provide the Hospital with:

(a) Direct liaison with all major elements of the community served;

(b) Expertise in their specialty area, along with knowledge of health care-related needs, attitudes and activities in said community; and

(c) Advice on recent trends in the health care field, particularly as they may affect the operations of the Hospital.

The primary function of the Trustees is to serve as collective advisors to the Hospital’s Administration. Service as a Trustee is also intended to familiarize community leaders and representatives with the functioning of the Hospital and the field of health care.

Section 8.3. Number and Tenure. The number of Trustees who make up the Board of Trustees shall be as established from time to time by a resolution adopted by the Board. Trustees will hold office until their respective successors are approved and duly qualified.

Section 8.4. Meetings, Notice and Quorum. The Managing Director shall from time to time establish the number of meetings of the Board of Trustees. The Managing Director shall act as chairman of the Board of Trustees and shall call the meetings thereof. Notice of the time and place of each meeting shall be sent at least seven days before the meeting. Special meetings may also be called by the chairman. Attendance of a majority of the total number of Trustees shall constitute a quorum thereof. Any and all recommendations of the Trustees shall be forwarded to the Board in writing through the Managing Director.

Section 8.5. Resignation, Removal and Vacancies. Any Trustee may resign at any time by giving written notice to the Managing Director. Any Trustee may be removed with or without cause by a majority vote of the Board or upon the decision of the chairman of such Board of Trustees if he or she determines such removal to be in the best interest of the Hospital and the community. Vacancies on any Board of Trustees shall be filled by the Board of Directors for the unexpired portion of the term.

Section 8.6. Procedure. The Board of Trustees may adopt rules of procedure which shall not be inconsistent with these bylaws and which, if adopted, shall include a statement on conflict of interest.

ARTICLE IX

CAPITAL STOCK

Section 9.1. Articles Representing Shares. Every holder of shares of the capital stock of the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such shareholder in the Corporation.

Any or all of the signatures on the certificate may be facsimiles. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 9.2. Replacement Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, either to advertise the same in such manner as the Board shall deem appropriate or to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or both.

Section 9.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to-the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.4. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than fifty or less than ten days before the date of such meeting, or more than fifty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation’s books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Business Corporation Act of the State.

ARTICLE X

GENERAL PROVISIONS

Section l0.1. Dividends. Dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 10.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

Section 10.4. Checks, Notes, etc. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.6. Corporate Seal. The corporate seal shall be in such form as the Board shall determine.

Section 10.7. Indemnification. Each Director or officer of the Corporation, and each person who at its request has served as a Director or officer of another corporation partnership, joint venture, trust or other enterprise, shall be, and each employee or agent may (at Corporation’s election) be, indemnified by the Corporation against those expenses (including amounts paid in settlement or upon judgment) which are allowed by law and which are reasonably incurred in connection with any action, suit or proceeding, completed, pending or threatened, in which such person may be involved by reason of his being or having been a Director, officer, employer or agent of the Corporation or of such other enterprise. Such indemnification shall be made only in accordance with applicable law and subject to the conditions prescribed therein. The Corporation may purchase and maintain insurance on behalf of any such Directors or officers against any liabilities asserted against such persons whether or not the Corporation would have the power to indemnify such Directors or officers against such liability under applicable law.

ARTICLE XI

AMENDMENTS

Section 11.1. The power to alter, amend or repeal the bylaws or to adopt new bylaws shall be vested in the Board of Directors, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.